UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2017

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2017, CytoDyn Inc., a Delaware corporation (the “Company”), issued a press release announcing the appointment, effective as of January 26, 2017, of Anthony D. Caracciolo as Executive Chairman of the Company. In this new capacity, Mr. Caracciolo will assume an active leadership role in the Company’s strategic planning, business development and operations. Nader Pourhassan, Ph.D., will continue to serve as President and Chief Executive Officer, reporting into Mr. Caracciolo, and Mr. Caracciolo will retain his position as Chairman of the Board of Directors of the Company.

In connection with his appointment as Executive Chairman, Mr. Caracciolo has been replaced as Chairman of the Compensation Committee by A. Bruce Montgomery, M.D., and as and a member of the Audit Committee by Carl C. Dockery. Mr. Caracciolo has also resigned from his position as a member of the Nominating and Governance Committee. Mr. Caracciolo’s compensation as Executive Chairman will be determined by the Compensation Committee, as newly constituted following his appointment.

Item 7.01 Regulation FD Disclosure.

A copy of the press release describing the appointment of Mr. Caracciolo as Executive Chairman is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	99.1	Press Release, dated January 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

January 30, 2017	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description.

99.1	Press Release, dated January 30, 2017